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                                  EXHIBIT 23.1

               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS


    We consent to the incorporation by reference in the Registration Statements (Form S-3 Nos. 333-21941, 333-30815, 333-56757, 333-69055, and Form S-8 Nos.
333-85155 and 333-58427) pertaining to the 1994 Stock Plan, 1995 Employee Stock Purchase Plan, 1995 Director Stock Option Plan, 1998 Supplemental Stock Plan, and 2000 Stock Plan and Non-Plan Options of Connetics Corporation, of our report dated January 14, 2000, with respect to the consolidated financial statements of Connetics Corporation included in this Annual Report (Form 10-K) for the year ended December 31, 1999.


                                        /s/  ERNST & YOUNG LLP


Palo Alto, California
February 28, 2000